                                                                   EXHIBIT 10.36
                                                Confidential Treatment Requested

                             AMENDED AND RESTATED
                              SERVICES AGREEMENT

       This Amended and Restated Services Agreement (this "Agreement") is
                                                           ---------
executed as of the 7 day of April, 2000 by and between Valley Media, Inc., a Delaware corporation("Valley") and Loudeye Technologies, Inc., a Delaware corporation, originally Loudeye.com, Inc. ("Loudeye") to amend and restate the Services Agreement between Valley and Loudeye dated as of December 17, 1999 (the "Effective Date. The original Services Agreement is amended and restated in its
 --------------
entirety as set forth herein.

                                   RECITALS

       A. Loudeye offers services and applications for Loudeye, optimizing and delivering audio and video content on the Internet.

       B.  Valley is a distributor of music and video entertainment products.

       C. Valley desires to obtain certain services from Loudeye that will allow Valley to include a digital music sampling service as part of the consumer database it offers to its retail customers.

                                   AGREEMENT

       In consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Valley and Loudeye hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions will
--------------
apply:

   1.1. The term "Confidential Information" means any information that one party (the "Disclosing Party") furnishes or makes available to the other party (the "Receiving Party") and all information related to the business of
              ---------------
        one party (the "Disclosing Party") which the other party (the "Receiving
                        ----------------
        Party") acquires in the course of performing its obligations under this Agreement; provided, however, that the term "Confidential Information" does not include any information that the Receiving Party can prove (a) is generally available to or known by the public, (b) was available to or known by the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party, (c) was independently developed for the Receiving Party by persons who were not given access to the information disclosed by the Disclosing Party, or (d) becomes generally known to the public after the Effective Date through no act or omission of the Receiving Party.

   1.2. The term "Major Labels" means, collectively, [*], and (f) any affiliate, division or subsidiary of any of the entities described in parts (a) through (e) of this Section 1.2.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

2. Inventory Loan. Valley maintains an inventory of compact discs containing
-----------------
   prerecorded music (each, a "CD" and, collectively, the "CDs"). Valley will
                               --                          ---
   [*], one copy of each stock-keeping unit maintained by Valley among its inventory of CDs during the term of this Agreement, including the original artwork and packaging for each such CD (each, a "Loaned CD" and,
                                                    ---------
   collectively, the "Loaned CDs"). Valley will deliver the Loaned CDs to Loudeye [*]. Loudeye will pay Valley a handling charge of [*] per Loaned CD delivered to Loudeye by Valley.

3. Product Information File. Valley maintains an electronic data file containing
---------------------------
   [*] for each recording contained in a CD in its inventory (the "Product
                                                                   -------
   Information File"). Valley will deliver to Loudeye, at [*] charge, one
   -----------------
   electronic copy of the Product Information File. In addition, during the term of this Agreement, Valley will deliver to Loudeye daily updates of the Product Information File ("PIF Updates") [*] for recordings contained in CDs
                              -----------
   that have been added to Valley's inventory since the original Product Information File or the last PIF Update was delivered to Loudeye by Valley, whichever was later. For purposes of this Agreement, the term "Product Information File" means the Product Information File as updated and/or amended by Loudeye to incorporate any and all PIF Updates. Valley will not be required to deliver updates of the Product Information File to Loudeye following the termination or expiration of this Agreement unless the parties agree otherwise.

4. Encoding of Loaned CDs.
-------------------------

   4.1. For each recording contained in a Loaned CD (each, a "Recording" and,
                                                              ---------
        collectively, the "Recordings"), Loudeye will create a storable
                           ----------
        electronic file containing a copy of that Recording in digital form (each, a "Song File" and, collectively, the "Song Files"). Loudeye
                  ---------                          ----------
        will create each Song File in a manner that will allow that Song File to be encoded into each of the streaming and downloading formats and at each of the data rates described in Exhibit A hereto, which is
                                            ---------
        incorporated herein by this reference. Valley may amend Exhibit A from
                                                                ---------
        time to time to include additional streaming and/or downloading formats and/or additional data rates, and Loudeye will create Song Files and Song Clips (as defined below) for each Recording in such additional formats and/or at such additional data rates in accordance with a schedule agreed upon by both parties. Valley will [*] by Loudeye in encoding the Loaned CDs into such additional formats and/or at such additional data rates pursuant to this Section 4.1.

   4.2. From each Song File, Loudeye will create a sound clip (each, a "Song
                                                                        ----
        Clip" and, collectively, the "Song Clips") of a length, in each of the
        ----                          ----------
        formats and at each of the data rates described in Exhibit B hereto,
                                                           ---------
        which is incorporated herein by this reference.

   4.3. Loudeye will link each Song Clip to that portion of the Product Information File containing product information for the Recording underlying the Song Clip, so that users of the Product Information File [*] for a particular Recording will be able to [*].

   4.4 Loudeye will create a storable electronic file containing a copy of the cover art of each Loaned CD in digital form (each, a "Front Cover Art
                                                              ---------------
        File" and, collectively, the "Front Cover Art Files".  Loudeye will
        ----                          ---------------------
        also create a storable electronic file containing a copy of the art on the back of the CD jewel case of each Loaned CD in digital form (each, a "Back Cover Art File" and,

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

        collectively, the "Back Cover Art Files"). The combination of "Front Cover Art Files" and "Back Cover Art Files" will be known collectively as "Cover Art Files." Loudeye will incorporate the Cover Art Files into the Product Information File so that a digital image of the cover art for a Loaned CD can appear on each screen viewed by a user of the Product Information File that contains information regarding a Recording contained in that Loaned CD. The Back Cover Art Files will be captured through the jewel case housing the CD at an additional cost to Valley Media of [*] per CD. Loudeye will invoice Valley on a monthly basis for such costs.

   4.5. After Loudeye has created Song Files and Song Clips for each Recording contained in a Loaned CD, and created a Cover Art File for that Loaned CD, Loudeye will promptly return the Loaned CD to Valley [*]. Loudeye may return Loaned CDs without shrink-wrap, and Loudeye will use [*] to have each returned Loaned CD in a condition that would allow Valley to return the Loaned CD to the vendor from which it was purchased without any refurbishment on Valley's part; provided, however, if Loudeye is not able to return a Loaned CDs in such returnable condition, Loudeye will pay [50%] of Valley's wholesale cost for any such Loaned CD.

   4.6. Loudeye will update and/or amend the Product Information File on a daily basis to incorporate the information contained in any and all PIF Updates.

   4.7. If, in carrying out its responsibilities under this Agreement, but without any separate obligation to do so, Loudeye becomes aware of a Recording that is contained in a Loaned CD [*].

   4.8. Loudeye will attempt to create a customized clip service that will allow an artist or label to select the portion of a Recording by that artist or label that is used to create a Song Clip for that Recording. The artist or label would be required to bear the cost related to the creation of any such customized Song Clip.

5. Music Sampling Service. Valley and Loudeye will use the Product Information
-------------------------
   File and the Song Clips to create a music sampling service (the "Sampling
                                                                    --------
   Service") that will be sold or licensed to third parties.  Loudeye and Valley
   -------
   each will have the right to sell or license the Sampling Service to third parties; provided, however, that neither Loudeye nor Valley may sell, license or otherwise transfer the Sampling Service or any portion thereof to [*]. Loudeye and Valley will each be responsible for collecting sales revenue and/or license fees from their respective customers and/or licensees. During the term of this Agreement, Loudeye and Valley will each be entitled to [*] of any license or other fees received by the other party for selling or licensing the Sampling Service; provided, however, that if Valley or Loudeye licenses the Sampling Service to a third party in connection with the bona fide sale of a material amount of other products or services to that party, and Valley or Loudeye, as the case may be, [*]. The amount of license or other fees received in connection with selling or licensing the Sampling Service which must be shared pursuant to this paragraph shall be [*] in accordance with U.S. GAAP. In the case of Valley, [*]. Loudeye will perform the following services to support the Sampling Service:

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

   5.1. Loudeye will store the Song Clips on its business systems and use those systems to stream the Song Clips to consumers using the Sampling Service. In hosting and streaming the Sampling Service, Loudeye will maintain interface capabilities that are consistent with industry standards. Loudeye's right to host and stream the Sampling Service on behalf of Valley under this Section 5.1. is not exclusive, and Valley may retain other persons or entities to perform such services in accordance with the following conditions. Valley will notify Loudeye in writing if it wishes to have hosting and streaming services for the Sampling Service performed by a person or entity other than Loudeye (the "Third Party Service Provider"). For a period of [*] following Loudeye's receipt of such notice, Valley and Loudeye will negotiate in good faith regarding Loudeye's provision of such services instead of the Third Party Service Provider. If, at the conclusion of such [*] period, Valley and Loudeye have not reached an agreement for Loudeye to perform such services after negotiating in good faith, Valley will be permitted to retain the Third Party Service Provider to perform such services.

   5.2. Loudeye will collect the data described in Exhibit D hereto (the
                                                   ---------
        "Consumer Data"), which is incorporated herein by this reference,
         -------------
        regarding the usage and purchasing habits of consumers that use the Sampling Service.

6. Minimum Service Levels. In consideration of the capital expenditures that
   ----------------------
   will be incurred by Loudeye in connection with this Agreement, which are described in Section 7.1. below, Valley [*] that Loudeye will receive revenues from the Sampling Service of at least [*] during each three month period (an "Installment Period") during the first twelve (12) months after
               ------------------
   the Sampling Service becomes operational (the "Guaranteed Period") for a
                                                  -----------------
   total guaranteed payment of at least [*]. If Loudeye does not receive Sampling Service Revenues of at least [*] during each Installment Period during the Guaranteed Period, Valley will make a payment to Loudeye (each, a "Guaranteed Payment") within thirty (30) Days of the conclusion of the
    ------------------
   applicable Installment Period equal to the difference between [*] and the amount of revenues actually received by Loudeye from licensing or sale of the Sampling Service during the applicable Installment Period together with any amounts actually received by Loudeye pursuant to Section 7.4 (cumulatively, the "Sampling Service Revenue"); provided, however, that Loudeye will not be
        ------------------------
   entitled to receive the Guaranteed Payment if Valley delivered the first [*] Loaned CDs in accordance with the delivery schedule set forth on Exhibit G
                                                                    ---------
   hereto, in each case together with corresponding entries in the Product Information File (as supplemented by PIF Updates) which, at the time of delivery of the Loaned CDs, were correct in all elements necessary so that at least [*] of such Loaned CDs will pass through Loudeye's production system without interruption due to inaccuracies in the Product Information File, and
   (a) the Sampling Service is not operational on or before [*] and, or (b) [*] which is incorporated herein by this reference; provided, further, that Valley shall not be obligated to make a Guaranteed Payment for a particular Installment Period if Loudeye has received an average of [*] from Guaranteed Payments and Sampling Service Revenue during each of the preceding Installment Periods and the Installment Period in question. For purposes of this Section 6, the Sampling Service will become "operational" when Loudeye has created Song Files and Song Clips for that number of Loaned CDs equal to the same percentage of [*]. For the purposes of this Section 6, all references to "revenue" shall be revenue calculated in accordance with U.S. GAAP at the time the Guaranteed Payment would be due.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

7. Service Fees.
---------------

   7.1. Capital Expenses. Loudeye will pay all the necessary upfront capital
   ---------------------
        equipment charges necessary for the creation of the Sampling Service which are estimated to total [*] and to include:
        7.1.1.  Facilities
        7.1.2.  Ripping Stations
        7.1.3.  Loudeye Stations
        7.1.4.  Raid Online Storage
        7.1.5.  Nearline Storage System
        7.1.6.  Computer servers and Equipment

   7.2. Encoding Costs.  Valley will pay by [*] of the costs of creating the
   -------------------
        Song Files and Song Clips. This amount is fixed and in the event the actual costs for this service increase or decrease, Valley will [*].

   7.3. Costs to Update Sampling Service.  Valley will pay Loudeye a fee of [*]
   -------------------------------------
        for each CDadded to the Sampling Service in excess of the initial [*] Loaned CDs delivered by Valley to Loudeye. This fee is fixed through [*]. In the event, Loudeye's costs for adding CDs are determined to increase or decrease by [*] the parties agree to renegotiate this clause and its fee schedule in good faith. Loudeye will invoice Valley on a monthly basis that reflects the actual number of files added to the Sampling Service inventory. Valley will deliver the additional CDs described in this section to Loudeye [*]. Loudeye will pay Valley a handling charge of [*] per additional CD delivered to Loudeye by Valley pursuant to this section.

   7.4. Streaming Costs.  Loudeye will charge Valley [*] for the ongoing
   --------------------
        streaming and hosting costs. [*] is defined as the [*] plus [*] of the [*] plus [*].

8. Ownership and Rights upon Termination.
----------------------------------------

   8.1. Loaned CDs.
   ---------------

        8.1.1. The Loaned CDs are, and will at all times remain, Valley's sole and exclusive property, and Valley will have the right to demand the return of any or all of the Loaned CDs, with Loudeye to pay [*] including the original artwork and packaging for each Loaned CD, at any time; provided, however, that, if at any time any or all of the Loaned CDs (other than any Loaned CDs purchased by Loudeye pursuant to Section 9.2 of this Agreement) are determined to be Loudeye's property, Loudeye hereby grants Valley a security interest in such Loaned CDs.

        8.1.2. Upon the expiration or termination of this Agreement, Loudeye will promptly return all of the Loaned CDs, including the original artwork and packaging for each Loaned CD, [*] to Valley (other than any Loaned CDs Loudeye has already returned to, or purchased from, Valley pursuant to Section 9.2 of this Agreement).

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

   8.2. Files and Clips.
   --------------------

        8.2.1. The Song Clips, the Song Files and the Cover Art Files will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time any or all of the Song Files and/or the Song Clips and/or the Cover Art Files are determined to be Loudeye's property, Loudeye hereby grants Valley a security interest in such Song Files and/or Song Clips and/or Cover Art Files.

        8.2.2. The Product Information File and any and all PIF Updates will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time the Product Information File, any portion thereof, or any or all of the PIF Updates are determined to be Loudeye's property, Loudeye hereby grants Valley a security interest in the Product Information File and/or such PIF Updates.

        8.2.3. Valley hereby grants Loudeye a worldwide, perpetual, irrevocable, nonexclusive license to use, store, modify, copy and distribute the Product Information File, the PIF Updates, the Song Clips, the Song Files and the Cover Art Files. This license will survive any termination or expiration of this Agreement. Loudeye will have the right to sublicense the Product Information File, the PIF Updates, the Song Files, the Song Clips and the Cover Art Files to any entity other than [*].

        8.2.4. Upon the expiration or termination of this Agreement, or at any earlier time, upon demand by Valley, Loudeye will promptly deliver to Valley, [*] copies of all of the Song Files, Song Clips and Cover Art Files in the formats maintained hereunder; provided, however, if Valley terminates this Agreement as a result of a breach of this Agreement by Loudeye pursuant to Section 18.2, Loudeye shall [*].

   8.3. Consumer Data. All of the Consumer Data will be, and will at all times
   ------------------
        remain, the sole and exclusive property of Valley; provided, however, that Valley will pay Loudeye [*] of all payments received by Valley through the sale, licensing or other commercial exploitation of all or any portion of the Consumer Data during the term of this Agreement.

9. Audiofile License and Deleted Product.
----------------------------------------

   9.1. At the same time the parties enter into this Agreement, they will enter into an Audiofile License Agreement substantially in the form attached hereto as Exhibit F (the "Audiofile License"), which is incorporated
                  ---------       -----------------
        herein by this reference, pursuant to which Valley will license its audiofile database ("Audiofile") to Loudeye on a royalty free basis
                             ---------
        during the term of this Agreement. If Valley is notified by any of its suppliers that the supplier is deleting one of the Loaned CDs from its catalog, Valley will post a deletion notice regarding the Loaned CD on Audiofile, and Loudeye will return, [*] its copy of the Loaned CD to Valley on or before the Last Customer Return Date stated in the deletion notice at its expense.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

   9.2. If Valley posts a deletion notice regarding a Loaned CD on Audiofile and Audiofile is fully operational and accessible by Loudeye, and Loudeye fails to return its copy of the Loaned CD to Valley prior to the Last Customer Return Date stated in the deletion notice, Loudeye will purchase the Loaned CD from Valley at Valley's wholesale price for the Loaned CD.

10. Initial Warrant Grant. Loudeye will issue warrants for 325,000 shares of
-------------------------
    Loudeye common stock with a strike price of $10 per share and an exercise period of 1 year (the "Initial Warrants"). The Initial Warrants will be
                            ----------------
    granted upon commencement of this agreement.

11. Rights Acquisition.  Loudeye will grant Valley an additional 325,000
----------------------
    warrants on the same terms and conditions as the Initial Warrants in consideration of Valley's certification attached hereto as Exhibit G (the
                                                               ---------
    "Certificate"), which is incorporated herein by this reference, regarding
     -----------
    Valley's attempts to [*]. The statements contained in the Certificate will constitute representations and warranties of Valley under this Agreement. If Valley enters into a definitive written agreement with [*] regarding the matters set forth in the Certificate, Valley will provide a copy of such agreement to Loudeye.

12. Future Endeavors.
--------------------

    12.1. Valley and Loudeye may explore the possibility of a variety of new offerings leveraging either the existing assets such as the Song Files, Song Clips and/or the Product Information File or offerings leveraging other assets of Valley and Loudeye. However, neither party is obligated to engage in any joint business activities beyond those specifically agreed to in this Agreement unless the parties enter into a separate agreement which sets forth their respective rights and obligations.

    12.2. Right of First Negotiation. Valley agrees that during the term of this
          --------------------------
        Agreement Loudeye shall be entitled to first review and, at Loudeye's option, make a proposal and/or bid with respect to, any and all opportunities to provide encoding services, digital media consulting services and the digital media applications offered by Loudeye and not internally developed by Valley to Valley or any of its customers for which Valley outsources any or all of such services or applications (individually, an "Opportunity," and collectively, "Opportunities"), and
                           -----------                      -------------
        Valley agrees to first negotiate with Loudeye in good faith for the provision of such Opportunities. Prior to presenting an Opportunity to a person or entity other than Loudeye, Valley shall present such Opportunity to Loudeye. Thereafter, Loudeye shall have [*] (the "First
                                                                         -----
        Negotiation Period") during which it will have exclusive rights to make
        -----------
        a proposal, bid and/or negotiate with respect to such Opportunity. During the term of this Agreement, Valley shall not present such Opportunity to a person or entity other than Loudeye until the earliest to occur of (i) Loudeye's notifying Valley in writing that it does not intend to make a proposal or bid with respect to such Opportunity or
        (ii) the expiration of the First Negotiation Period.

13. Representations and Warranties of Loudeye. To induce Valley to enter into
--------------------------------------------
    this Agreement and to perform the transactions contemplated hereunder, Loudeye represents and warrants as follows:

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

    13.1.  Organization.  Loudeye is a corporation duly organized, validly
    -------------------
         existing and in good standing under the laws of the state of Delaware.

    13.2.  Authority; Consents and Approvals; No Violations. Loudeye has the
    -------------------------------------------------------
         full corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Loudeye and will constitute a valid and binding obligation of Loudeye enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Loudeye's Certificate of Incorporation or Bylaws, or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Loudeye is a party, or by which it or any of its assets are bound.

    13.3.  Performance Standards. Loudeye will perform the services described in
    ----------------------------
         Sections 4 and 5 of this Agreement in a professional and workmanlike manner that is consistent with the highest industry standards.

14. Representations and Warranties of Valley. To induce Loudeye to enter into
    ----------------------------------------
    this Agreement and to perform the transactions contemplated hereunder, Valley represents and warrants as follows:

    14.1.  Organization.  Valley is a corporation duly organized, validly
    -------------------
         existing and in good standing under the laws of the state of Delaware.

    14.2.  Authority; Consents and Approvals; No Violations. Valley has the full
    -------------------------------------------------------
         corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Valley and will constitute a valid and binding obligation of Valley enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Valley's Certificate of Incorporation or Bylaws or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Valley is a party, or by which it or any of its assets are bound.

15. Indemnification. Each party will, at all times, indemnify, defend and hold
-------------------
    the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by the indemnifying party of

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

    any representation, warranty or obligation of such party under this Agreement. In addition, each party will, at all times, indemnify, defend and hold the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement or alleged infringement of the patents, copyrights, trademarks or other intellectual property rights of any third party that results from the commercial use of the Sampling Service in a manner other than that contemplated by this Agreement by the indemnifying party, any of the indemnifying party's licensees, or any person or entity that has purchased the Sampling Service, or any portion thereof, from the indemnifying party.

16. Limitation on Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
-------------------------
    OTHER FOR INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

17. Confidential Information.  Neither Loudeye nor Valley may use any
----------------------------
    Confidential Information of the other except as permitted under this Agreement. In addition, neither Loudeye nor Valley may disclose any Confidential Information of the other unless (a) such disclosure is made to the Disclosing Party's employees or agents on a "need to know" basis or (b) such disclosure is required by law or legal process and the party from whom such disclosure is required has given the other party prior notice of such requirement and has cooperated with the non-Disclosing Party to oppose disclosure. For purposes of this Agreement, any unauthorized use or disclosure of Confidential Information by an employee or agent of either party will be treated as an unauthorized disclosure by such party.

18. Term and Termination.
------------------------

    18.1. This Agreement will terminate on the [*] of the Effective Date (the "Initial Termination Date"), unless both parties provide a written
         -------------------------
        amendment at least ninety (90) days prior to the Initial Termination Date, in which case this Agreement will be extended for an additional [*] years and will terminate upon the [*] of the Effective Date.

    18.2. Either party may terminate this Agreement if (i) the other party materially breaches any of its obligations under this Agreement, (ii) the non-breaching party sends written notice to the breaching party describing the breach in reasonable detail, and (iii) the breaching party does not cure the breach within thirty (30) days following its receipt of such notice.

    18.3. Either party may terminate this Agreement if (i) the other party becomes insolvent, or (ii) a petition is filed by or against the other party under any bankruptcy or insolvency laws and, in the event of any involuntary petition, the petition is not dismissed within forty-five
        (45) days of the filing date.

    18.4. The parties may terminate this Agreement by mutual consent through a signed writing.

19. Press Release.  Upon execution of this Agreement, Loudeye and Valley will
-----------------
    issue a joint press release (the "Press Release") announcing the execution
                                      -------------
    of this Agreement and briefly describing the transactions

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

  contemplated hereby. Neither party will issue the Press Release, nor any other release concerning this Agreement or the transactions contemplated hereby, without the other party's prior consent.

20. Miscellaneous
-----------------

    20.1.  Assignment. Neither party may assign any of its rights under this
    -----------------
        Agreement without the other party's prior written consent; provided, however, that either party may assign its rights under this Agreement to any affiliate of such party, any entity into which such party is merged or any entity that purchases substantially all of the assets of such party

    20.2.  Further Assurances.  In addition to the obligations required to be
    -------------------------
        performed by the parties hereto under the other provisions of this Agreement, the parties agree to perform, without further consideration, such other acts and to execute, file, acknowledge and deliver such other instruments and documents, including without limitation UCC-1 financing statements covering the Loaned CDs, the Song Files, the Song Clips, the Product Information File and the PIF Updates, as may be reasonably required to carry out the provisions and purposes of this Agreement and to fully and properly consummate the transactions contemplated hereby.

    20.3.  Amendment and Waiver.  No amendment or modification of this Agreement
    ---------------------------
        will be effective unless set forth in a writing signed by an authorized representative of the party against which enforcement of such amendment is sought. No waiver by a party of the other party's obligation to comply with any provision of this Agreement will be deemed or will constitute a waiver of the nonwaiving party's obligation to comply with any other provision of this Agreement or with the nonwaiving party's obligation to comply with the waived provision on a subsequent occasion.

    20.4.  Arbitration.  Any dispute or controversy arising between Loudeye and
    ------------------
        Valley regarding this Agreement will be submitted to arbitration in the state of the defending party in accordance with the rules then in effect of the American Arbitration Association. Any award made by an arbitrator pursuant to this Section 20.4 will be binding upon both parties in the absence of fraud and may be entered in any court of competent jurisdiction.

    20.5.  Notices.  Any notice to a party pursuant to this Agreement shall be
    --------------
        given by one of the following means: (a) certified or registered United States mail, postage prepaid, (b) private courier or express service requesting evidence of receipt as a part of its service, or (c) by telecopy, with a copy also to be given by first class United States mail, postage prepaid, or by any means permitted under parts (a) or (b) of this Section 20.5. Notices shall be given to the parties at the following addressees:

               If to Valley:       Valley Media, Inc.
                                   1280 Santa Anita Court
                                   Woodland, California 95776
                                   Attention:  Sachin Adarkar
                                   Fax Number: (530) 406-5231

               If to Loudeye:      Loudeye Technologies, Inc.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                              414 Olive Way, 3/rd/ Floor
                              Seattle, Washington 98101
                              Attention:  General Counsel
                              Fax Number: 206-832-4001

          with a mandatory copy to: Venture Law Group
                              4750 Carillon Point
                              Kirkland, WA 98033
                              Attention:  John W. Robertson
                              Fax Number: (425) 739-8750

20.6.  Binding Effect.  Upon execution of this Agreement by all parties hereto,
---------------------
     this Agreement shall inure to the benefit of, and be binding on and enforceable against, the parties and their respective heirs, legal representatives, successors and permitted assigns.

20.7.  Entire Agreement.  This Agreement, including the exhibits and schedules
-----------------------
     hereto, together with the Audiofile License and the Warrant, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements or understandings relating to the subject matter hereof, whether written or oral.

20.8.  Counterparts.  This Agreement may be executed in two or more
-------------------
     counterparts, each of which shall be deemed an original and all of which, taken together, will constitute one and the same instrument.

20.9.  Attorneys' Fees.  If any arbitration, legal action or other proceeding is
----------------------
     brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

20.10. Survival.  The provisions of Sections 1, 8, 15, 16, 17, and 20 will
---------------
     survive any termination or expiration of this Agreement.

20.11. Headings. The headings of the paragraphs and sections of this Agreement
---------------
     are included for purposes of convenience only and shall not affect the construction or interpretation of any provisions hereunder.

20.12. Partial Invalidity.  The invalidity of any part or provision of this
-------------------------
     Agreement will not affect the enforceability of the remainder of this Agreement.

20.13. Governing Law.    This Agreement will be governed by and construed in
--------------------
     accordance with the substantive laws of the State of California applicable to contracts entered into and performed entirely within that state.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

20.14  Audit Right.  The parties shall keep at their respective principal places
------------------
     of business complete and accurate books of account relating to revenues received and costs incurred which are relevant to the determination of payment obligations of the parties under this Agreement. Each party shall have the right, upon reasonable notice and during the other party's normal business hours and no more often than once during any 12 month period, to enter the other party's premises for purposes of auditing all books of account, documents, records and files relating to calculations which are required under this Agreement.

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

       In witness whereof, the parties have executed this Amended and Restated Services Agreement as of April 7, 2000.


Valley Media, Inc.                      Loudeye Technologies, Inc.

/s/ Randy Cerf                          /s/ Dave Bullis
----------------------------            -----------------------------------
By: Randy Cerf                          By: Dave Bullis
Its: Chief Financial Officer            Its: President

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.